WAIVER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT


                  WAIVER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of February 28, 2005, among TASTY BAKING COMPANY (the "Company"), the direct and indirect subsidiaries of the Company parties hereto (together with the Company, the "Borrowers"), the several banks and other financial institutions parties hereto (individually, the "Bank"; collectively, the "Banks") and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Banks (in such capacity, the "Agent").

                  WHEREAS, the Borrowers, the Banks and the Agent are parties to a Credit Agreement dated as of January 31, 2002, as amended by the First Amendment to Credit Agreement dated as of January 29, 2003, the Second Amendment to Credit Agreement dated as of March 18, 2003, the Third Amendment to Credit Agreement dated as of July 28, 2003, the Fourth Amendment to Credit Agreement dated as of November 7, 2003, the Fifth Amendment to Credit Agreement dated as of January 23, 2004 and the Sixth Amendment to Credit Agreement dated as of January 21, 2005 (as heretofore so amended, supplemented or otherwise modified, the "Credit Agreement"); and

                  WHEREAS, the Borrowers, the Agent, and the Banks have agreed to amend the Credit Agreement by (i) waiving the Borrowers' compliance with (A) the Minimum Tangible Net Worth covenant for the fiscal quarter ended December 25, 2004 and (B) the Capital Expenditure covenant for the fiscal year ended December 25, 2004 and (ii) amending certain definitions and financial covenants, all on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

                  2. Waiver. The Borrowers have advised the Agent that they are in violation of (a) the Minimum Tangible Net Worth covenant set forth in Section 6.1(a) of the Credit Agreement (the "TNW Covenant") for the fiscal quarter ended December 25, 2004 and (b) the the maximum Capital Expenditure covenant set forth in Section 6.12 of the Credit Agreement (the "Capex Covenant") for the fiscal year ended December 25, 2004. The Borrowers' failure to comply with the foregoing sections of the Credit Agreement constitute Events of Default under the Credit Agreement. At the Borrowers' request and in reliance upon the Borrowers' representations and warranties set forth herein, the Banks hereby waive the Borrowers' violation of the TNW Covenant and Capex Covenant for the fiscal quarter ended December 25, 2004 and the fiscal year ended December 25, 2004, respectively, and the resulting Events of Default arising therefrom solely for such fiscal periods. The foregoing waiver shall not be deemed to operate as a, or obligate the Banks to grant any, future waiver or modification of the provisions of Section 6.1(a) and Section 6.12 for any other fiscal period or of any other term, condition or Event of Default under the Credit Agreement.

                  3. Amendment to Credit Agreement. Effective as of the date set forth above, the Credit Agreement is hereby amended as follows:

                  (a) Section 1.1 of the Credit Agreement is amended by amending and restating the definition of "EBITDA" to read in full as follows:

                    "`EBITDA': for any period of four (4) consecutive quarters, consolidated net income (excluding extraordinary gains and losses), plus the sum of (a) income tax expense, (b) interest expense, (c) depreciation and amortization, (d) Accepted Non-Cash Charges and any other non-cash gains to or non-cash charges against net income acceptable to the Agent and the Required Banks (which shall include a non-cash charge against net income in connection with stock-based compensation), in each case to the extent deducted in determining net income, as determined for the Company and its consolidated Subsidiaries in accordance with GAAP.

                  (b) Section 1.1 is amended by adding the following definition thereto in the appropriate alphabetical sequence:

                    "`Accepted Non-Cash Charges': shall mean the non-cash pension expense of the Company recorded in the fiscal quarter ending December 25, 2004 in the amount of $800,000."

                  (c) Section 6.1(a) entitled "Minimum Tangible Net Worth" is hereby amended and restated to read in full as follows:

                "(a) Minimum Tangible Net Worth. Permit the Tangible Net Worth of the Company and its consolidated Subsidiaries at any time to be less than (i) $39,759,601, plus (ii) any non-cash pension gain recorded during the fiscal year ending December 31, 2005, plus (iii) on a cumulative basis fifty percent (50%) of net income (or, in the case of a deficit, zero percent (0%)) for the Company and its consolidated Subsidiaries in respect of each fiscal quarter commencing with the Borrowers' fiscal quarter ending March 26, 2005, with each increase to be effective as of the last day of each such fiscal quarter."

                  4. Representations and Warranties. The Borrowers hereby represent and warrant to the Banks and the Agent that:

                    (a) There exists no Default or Event of Default under the Credit Agreement as amended hereby;

                    (b) The representations and warranties made in the Credit Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except that any such representation and warranty that is given as of a particular date or period and relates solely to such date or period is true and correct in all material respects only as of such date or period; and

                    (c) This Amendment has been duly authorized executed and delivered so as to constitute the legal, valid and binding obligation of the Borrowers party thereto, enforceable in accordance with its respective terms.



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


                  5. Conditions Precedent. The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of the Agent and its counsel, of the following conditions precedent:

                    (a) The Borrowers shall have delivered to the Agent the following, all of which shall be in form and substance satisfactory to the Agent and shall be duly completed and executed:

                  (i) This Amendment;

                  (ii) Such additional documents, certificates, and information as the Agent may require pursuant to the terms hereof or otherwise reasonably request.

                    (b) The representations and warranties set forth in the Credit Agreement, as amended hereby, shall be true and correct in all material respects on and as of the date hereof, except that any such representation and warranty that is given as of a particular date or period and relates solely to such date or period shall be true and correct in all material respects only as of such date or period.

                    (c) No Default or Event of Default shall have occurred and be continuing as of the date hereof.

                  6. Borrowers' Ratification. The Borrowers agree that they have no defenses or set-offs against the Banks or the Agent or their respective officers, directors, employees, agents or attorneys, with respect to the Credit Agreement and the other Loan Documents, all of which are in full force and effect, and that all of the terms and conditions of the Credit Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. The Borrowers hereby ratify and confirm their respective obligations under the Credit Agreement and the other Loan Documents and agree that the execution and delivery of this Amendment does not in any way diminish or invalidate any of their obligations thereunder.

                  7. Miscellaneous.

                    (a) All terms, conditions, provisions and covenants in the Credit Agreement and the other Loan Documents and all other documents delivered to the Agent and the Banks in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Credit Agreement or any of the Loan Documents or any other document executed in connection therewith, the terms and provisions hereof shall control.

                    (b) Except as set forth herein, the execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any right, power or remedy of the Agent or the Banks under any of the Credit Agreement or the other Loan Documents nor constitute a waiver of any Default or Event of Default thereunder.

                    (c) In consideration of the Agent's and the Banks' agreement to amend the existing credit facility, the Borrowers hereby waive and release the Agent and the


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


Banks and their respective officers, attorneys, agents and employees from any liability, suit, damage, claim, loss or expense of any kind or failure whatsoever and howsoever arising that it ever had up until, or has as of, the date of this Amendment.

                    (d) This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

                    (e) The Borrowers agree to pay all of the Agent's reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Amendment including without limitation, the reasonable fees and expenses of Ballard Spahr Andrews & Ingersoll, LLP.

                    (f) In the event any provisions of this Amendment shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                    (g) This Amendment shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

                    (h) This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    (i) The headings used in this Amendment are for convenience of reference only, do not form a part of this Amendment and shall not affect in any way the meaning or interpretation of this Amendment.

                    (j) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.



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


                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         TASTY BAKING COMPANY


                                         By:      /s/ David S. Marberger
                                            --------------------------------
                                                  David S. Marberger
                                                  Senior Vice President


                                         TASTYKAKE INVESTMENT COMPANY


                                         By:      /s/ Andrew T. Panaccione
                                            --------------------------------
                                                  Andrew T. Panaccione
                                                  President


                                         TBC FINANCIAL SERVICES, INC.


                                         By:      /s/ Eugene P. Malinowski
                                            --------------------------------
                                                  Eugene P. Malinowski
                                                  Treasurer


                                         TASTY BAKING OXFORD, INC.


                                         By:      /s/ Eugene P. Malinowski
                                            --------------------------------
                                                  Eugene P. Malinowski
                                                  Treasurer




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



                                         PNC BANK, NATIONAL ASSOCIATION,  as a
                                         Bank, as Swing Line Bank, as Issuing
                                         Bank and as Agent


                                         By:      /s/ Forrest B. Patterson, Jr.
                                            ------------------------------------
                                                  Forrest B. Patterson, Jr.
                                                  Senior Vice President


                                         CITIZENS BANK OF PENNSYLVANIA,
                                         as a Bank


                                         By:      /s/ Mark C. Bomberger
                                            ------------------------------------
                                                  Mark C. Bomberger
                                                  Senior Vice President






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